UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 12, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

SECTION 5 – CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On August 9, 2013, the stockholders of Visualant, Inc. (“Visualant” or the “Company”), an industry-leading provider of chromatic-based identification and diagnostic solutions with its ChromaID™ technology, approved an amendment to the Company’s Articles of Incorporation increasing the number of authorized common shares from 200 million to 500 million shares.

On August 12, 2013, the Company filed and received approval from the State of Nevada for a Certificate of Amendment to the Articles of Incorporation for Visualant, Inc., a Nevada Profit Corporation, related to the increase in the number of authorized common shares from 200 million to 500 million shares.

The foregoing description of the Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation, a copy of which are attached to this Current Report on Form 8-K as Exhibit 3.1, incorporated by reference into this 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Visualant, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By: /s/ Mark Scott
Mark Scott
Chief Financial Officer

September 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Visualant, Inc.